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                                                                    EXHIBIT 21.1

                          MIDLAND FINANCIAL GROUP, INC.
                              LIST OF SUBSIDIARIES
                                DECEMBER 31, 1995

Midland Financial Group, Inc. (TN)

Midland Risk Insurance Company (TN)

Specialty Risk Insurance Company (TN)

Agents Financial Services - Tennessee, Inc.

Midland Financial Services, Inc. (LA)

Midland Financial Services - California, Inc.

Midland Financial Services - Texas, Inc.

Agents Financial Services - Arizona, Inc.

Agents Financial Services - Pacific N.W., Inc. (Oregon)

Agents Financial Services - Illinois, Inc.

Delta Claims Services, Inc. (TN)

Midland Risk Services, Inc. (TN)

Midland Risk Services of Louisiana, Inc.

Midland Risk Services - Arizona, Inc.

Midland Risk Services - Texas, Inc.

Midland Risk Insurance Services - California, Inc.

Midland Risk Services - Illinois, Inc.

Midland Risk Services - Pacific N.W., Inc. (Oregon)

Midland Risk Services-Tennessee, Inc.

AutoSurance of America, Inc. (TN)

Midland Risk Services - Nevada, Inc.

Midland Surety Group, L.L.C. (TN)